                                                                    EXHIBIT 10.1


                               STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is dated as of September 30, 1997, by and between, on the one hand, Mr. Gerold Tebbe; and Overton Holdings Limited, a corporation formed under the laws of the Turks and Caicos Islands, British West Indies ("OHL"); and, on the other hand, Mr. Gary Takata; Mr. Shigeru Masuda; and Zeron Acquisitions II, Inc., a Nevada corporation ("ZERON"; Mr. Takata and Mr. Masuda shall be referred to herein as the "CONTROLLING ZERON STOCKHOLDERS").


                                      RECITALS:

     WHEREAS, OHL desires to acquire 4,183,125 shares of newly-issued and non-registered Common Stock, $.001 par value, of Zeron (the "NEW SHARES") in exchange for $4,000,000 cash and the sale to Zeron by Mr. Tebbe or persons controlled by him of certain patents and patent applications listed on SCHEDULE 1 hereto (the "PATENT RIGHTS"), and the Intangibles (as defined in Section 6.5 hereof), and Zeron desires to sell to OHL the New Shares, all on the terms and conditions set forth herein;

     WHEREAS, OHL and Mr. Tebbe have agreed that, following the purchase and sale of the New Shares, certain stockholders of Zeron just prior to the Closing (defined below) shall have, under certain circumstances, price support for their Zeron Common Stock in the form of a put option established for such purpose;

     WHEREAS, the Controlling Zeron Stockholders, who also are the sole directors and officers of Zeron, have agreed that, upon the Closing, Mr. Masuda shall resign his position as a Director of Zeron, and Mr. Takata shall appoint Mr. Tebbe his successor as a Director of Zeron, and thereupon resign his position as a Director and as an officer of Zeron;

     WHEREAS, the parties hereto have agreed and intend for the New Shares to be sold by Zeron and purchased by OHL in a transaction exempt from the registration requirements of the U.S. securities laws pursuant to the exemption provided by Regulation S promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and that the certificates representing the New Shares shall bear the legend set forth on
SCHEDULE 3 hereto;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

1.   PURCHASE OF NEW SHARES FROM, AND SALE OF PROPERTY TO ZERON

     1.1. PURCHASE OF THE NEW SHARES. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of OHL and Mr. Tebbe contained herein, Zeron shall, at the Closing (as defined in Section 1.5 below), sell, assign, transfer and deliver to OHL, and OHL shall purchase, acquire and accept from Zeron, all of the New Shares for the consideration described herein.

     1.2. CASH CONSIDERATION FOR THE NEW SHARES. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Zeron and the Controlling Zeron Stockholders contained herein, OHL shall, at the Closing, contribute $4,000,000 to Zeron as cash consideration for the New Shares.

     1.3. SALE OF THE PATENT RIGHTS TO ZERON. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Zeron and the Controlling Zeron Stockholders contained herein, Mr. Tebbe shall, on or before the six month anniversary of the Closing, cause the completion of the transfer of the Patent Rights and the Intangibles (as defined in Section 6.5 below), to Zeron, and execute all documentation necessary to sell the Patent Rights, and all rights and privileges associated therewith, to Zeron for one dollar each, plus certain Contingent Compensation (defined in Section
1.4 below). In the event Mr. Tebbe does not complete the transfer of the Patent Rights within the time period provided for above, the Founding Stockholders (defined in Section 1.4 below) shall be entitled to exercise the Put described in Section 2 of this Agreement, notwithstanding the conditions described in Sections 2.1(a) and 2.1(b). Upon the completion of the transfer of the Patent Rights and Intangibles to Zeron, Mr. Tebbe shall so inform, in writing, the Escrow Agent under the Escrow Agreement (defined in Section 3.3 hereof) and Mr. Takata, as designated representative of the Founding Stockholders thereunder and under the Put Agreement (defined in Section 2.1 hereof).

     1.4. CONTINGENT COMPENSATION. For the purposes of this Agreement, "CONTINGENT COMPENSATION" shall mean, for each year (or portion thereof) that Zeron owns any of the Patent Rights, with respect to each Patent Right, 1% of all net annual revenues recognized by Zeron in connection with the commercial exploitation of each such Patent Right; PROVIDED, HOWEVER, that such compensation shall not accrue and be payable with respect to any of the Patent Rights unless Zeron has recognized net income from that Patent Right during such year, as determined in accordance with generally accepted accounting principles, as applied in the United States; PROVIDED, FURTHER, HOWEVER, that at such time as a majority of the shares of Common Stock of Zeron held by the stockholders of Zeron just prior to the Closing (excluding Mr. Mark Meller) (such stockholders, excluding Mr. Meller, shall be referred to herein collectively as the "FOUNDING STOCKHOLDERS"), as listed on SCHEDULE 2 hereto, are transferred to persons other than

Founding Stockholders, Mr. Tebbe shall be free to renegotiate with Zeron the Contingent Compensation payable to him with respect to each Patent Right.

     1.5.      CLOSING.  Upon satisfaction of the conditions set forth in
Section 7 below, a review of the documentation provided for herein shall occur at the pre-closing of the transactions contemplated by this Agreement, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or such other place as mutually agreed upon by the parties hereto, on or before October 15, 1997. Upon (a) satisfaction of all of the conditions set forth in Section 7 hereof, and no sooner than ten (10) days after Zeron's compliance with Rule 14f-1 promulgated by the SEC under the Securities Exchange Act of 1934, as amended, (b) the payment to Zeron by OHL, by Deutsche Bank on behalf of OHL, or by any other agent of OHL, for the New Shares, and (c) the delivery of the New Shares by Zeron to OHL, the closing (the "CLOSING") of the transactions contemplated by this Agreement shall be deemed to have occurred in the Turks and Caicos Islands, British West Indies.

2.   PUT OPTION

     2.1. PUT OPTION FOR FOUNDING STOCKHOLDERS. Pursuant to the terms of the Put Agreement, the form of which is attached as EXHIBIT A hereto, all of the Founding Stockholders, whose holdings of Zeron Common Stock shall aggregate, as of the Closing, 278,750 shares, shall have the right to cause the purchase, at $3 per share, which price shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events, out of the Put Support Funds described in Section 3.1 below, of up to all of their Zeron Common Stock owned as of immediately prior to the Closing (the "PUT"), on the following conditions:

          (a) The Put will be effective only if, during the six-month period following the Closing (the "MEASURING PERIOD"), the daily average closing bid price of the Zeron Common Stock is not at least $3 per share for 20 consecutive trading days, which price shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events; and

          (b) If the condition in (a) above is satisfied, the Put shall exist for the six-month period following the end of the Measuring Period (the "PUT PERIOD").

     2.2. PUT RIGHT PERSONAL TO FOUNDING STOCKHOLDERS. The parties hereto hereby agree that the Put right shall be a personal right granted to the Founding Stockholders, and that if any Zeron Common Stock held by the Founding Stockholders is transferred to a different beneficial owner, the transferee of such stock shall have no right to avail itself of the Put. In accordance with the foregoing, each of the Founding Stockholders shall have the right to put some or all of his Zeron Common Stock to Zeron regardless of whether any other Founding Stockholder avails himself of such right.

3.   PUT ESCROW FUND

     3.1. PUT SUPPORT FUNDS. To fund the Put described in Section 2 above, at the time of the Closing, Mr. Tebbe shall deposit with Loeb & Loeb LLP, as Escrow Agent (the "ESCROW AGENT") $836,250, to be held by the Escrow Agent in a separate account (the "PUT SUPPORT FUNDS").

     3.2. RIGHT TO PUT. If the condition causing the Put to be effective occurs, each Founding Stockholder shall have the right, during the Put Period, to cause the purchase, out of the Put Support Funds, for $3 per share, which price shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events, of the number of shares of Zeron Common Stock held by each Founding Stockholder at the time just prior to the Closing, as the number of such shares shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events.

     3.3. FAILURE OF PUT RIGHT; RETURN OF ESCROW. If, during the Measuring Period, the daily average closing bid price of the Zeron Common Stock is at least $3 per share for 20 consecutive trading days, which price shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions and similar events, then the Escrow Agent shall immediately return to Mr. Tebbe all amounts on deposit constituting Put Support Funds pursuant to the terms of the Escrow Agreement, the form of which is attached as EXHIBIT B hereto. In any event, at the expiration of the Put Period, all amounts remaining on deposit constituting Put Support Funds shall immediately be returned to Mr. Tebbe by the Escrow Agent, or the L/C (defined in Section 3.4 below) shall terminate and be of no further force or effect, as applicable, with respect to those Put Support Funds for which no claim has been made.

     3.4. SUBSTITUTION OF L/C FOR CASH. Mr. Tebbe shall have the right, during the Measuring Period and with the consent of Mr. Takata on behalf of the Founding Stockholders, which consent shall not be unreasonably withheld, to substitute for the Put Support Funds an irrevocable letter of credit, in the face amount of $836,250, in favor of the Founding Stockholders, to be issued by Deutsche Bank AG, New York Branch, or such other banking institution selected by Mr. Tebbe and reasonably acceptable to Mr. Takata, as the designated representative of the Founding Stockholders.



4.   CALL OPTION AND RIGHT OF FIRST REFUSAL

     4.1. CALL OPTION FOR ZERON FOLLOWING CLOSING ON NEW SHARES OF CERTAIN FOUNDING STOCKHOLDERS. All of the shares of Zeron Common Stock issued and outstanding just prior to the Closing held or controlled by Mr. Gary Takata and Mr. Shigeru

Masuda, or their respective affiliates, which currently aggregate 160,000 shares, shall be subject to a call option (the "CALL") whereby Zeron shall have the right, for a period of one year following the Closing (the "CALL PERIOD"), to purchase such shares at a price of $30 per share, which price shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events, if the closing bid price of a share of the Common Stock of Zeron rises to $30 or more.

     4.2. ELIMINATION OF CALL RIGHT IN STOCK TRANSFERRED. The parties hereto hereby agree that the Call right accruing to Zeron with respect to Mr. Takata's and Mr. Masuda's shares of Zeron Common Stock issued and outstanding just prior to the Closing shall operate only so long as those shares remain owned, either of record or beneficially, by Mr. Takata or Mr. Masuda, respectively, and that if any of those shares are transferred by such holders during the Call Period so that they do not own them, either of record or beneficially, the Call right in favor of Zeron with respect to such transferred shares shall terminate and be of no further force or effect.

     4.3. RIGHT OF FIRST REFUSAL. If the closing bid price of a share of Zeron Common Stock rises to $30 or more, which price shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events, and either Mr. Takata or Mr. Masuda desire to sell any of their shares of Zeron Common Stock, the stockholder proposing to sell some or all of his stock shall send a written notice to Zeron of his intention to sell (a "PENDING SALE NOTICE"). Zeron shall respond to a Pending Sale Notice within two business days, indicating to the applicable stockholder Zeron's intention to either exercise the Call with respect to the shares proposed to be sold, or to permit the proposed sale to an outside party to go forward. If Zeron elects to exercise the Call with respect to the shares proposed to be sold, it shall pay to such selling shareholder the call price of $30 per share in cash, within 15 days of its election to exercise the Call.
This right of first refusal in favor of Zeron shall exist for a period of one year following the Closing, and shall not be triggered by any transfer by Mr. Takata or Mr. Masuda that does not change the beneficial ownership of their respective shares of Zeron Common Stock.

5.   REPRESENTATIONS AND WARRANTIES OF ZERON AND THE CONTROLLING ZERON
     STOCKHOLDERS

     Zeron and the Controlling Zeron Stockholders hereby jointly and severally represent and warrant to each of OHL and Mr. Tebbe as follows:

     5.1. ORGANIZATION. Zeron is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of Zeron.

     5.2.      CAPITALIZATION.

          (a) All of the issued and outstanding shares of Zeron Common Stock are duly authorized, validly issued, fully paid and nonassessable. The New Shares to be sold to OHL pursuant to Section 1.1 will be newly-issued shares of Common Stock. The issuance of the New Shares has been duly authorized by the Board of Directors of Zeron, and the New Shares, when issued at Closing in exchange for the consideration described in Section 1.2, shall be validly issued, fully paid and non-assessable. Once issued, OHL shall have good and clear title to the New Shares, free from any claims, liens or other encumbrances of any nature whatsoever, except those created by OHL and except those that may exist pursuant to the United States federal securities laws.

          (b) There are no outstanding options, warrants, or rights to purchase any securities or other equity interests of Zeron.

          (c) Just prior to Closing, Zeron shall have 363,750 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. Once issued, the New Shares shall represent 92% of the issued and outstanding Common Stock of Zeron. OHL shall have the ability, immediately upon the issuance of the New Shares, to exercise all rights customarily appertaining thereto, and the New Shares shall not be subject to any prohibition or restriction contained in any Nevada "anti-takeover" statute, rule or regulation.

     5.3. SUBSIDIARIES AND INVESTMENTS. Zeron does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.

     5.4. FINANCIAL STATEMENTS. Zeron has provided to OHL and Mr. Tebbe financial statements for Zeron consisting of (i) an unaudited Balance Sheet as of June 30, 1997, (ii) an unaudited Statement of Operations for Zeron for the six (6) month period ended June 30, 1997, (iii) an unaudited Statement of Stockholder's Equity as of June 30, 1997, and (iv) an unaudited statement of Cash Flows for the six (6) month period ended June 30, 1997 (collectively, the "ZERON FINANCIAL STATEMENTS"). The Zeron Financial Statements (a) were prepared in accordance with the books and records of Zeron; (b) were prepared in accordance with generally accepted accounting principles consistently applied;
(c) are accurate and fairly present the financial condition and the results of operations as of the relevant date thereof and for the period covered thereby;
(d) contain and reflect all necessary adjustments and accruals for a fair presentation of the financial condition and the results of operations for the period covered by said financial statements; and (e) contain and reflect adequate provisions for all reasonably anticipated liabilities with respect to the period then ended. The immediately preceding representation is qualified only in that it is made to the best knowledge of the Controlling Zeron Stockholders.

     5.5. ABSENCE OF MATERIAL CHANGES. Since June 30, 1997, there has not been any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Zeron, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse, and except for distributions of cash to the Founding Stockholders, as permitted by the Letter of Intent dated August 1, 1997 (the "LETTER OF INTENT"), among Mr. Tebbe, Zeron and the Controlling Zeron Stockholders.

     5.6. NO LIABILITIES. As of the time of the Closing, Zeron shall have no liabilities, contingent or otherwise, other than (a) those imposed by this Agreement, (b) liabilities incurred in the ordinary course of business, excluding any legal and accounting fees, and (c) those liabilities otherwise disclosed to Mr. Tebbe and OHL in writing on or prior to the Closing, provided that the liabilities disclosed pursuant to this clause (c) in the aggregate shall not exceed $5,000. At the Closing, Zeron shall possess not less than $5,000 in cash or cash equivalents. Zeron has, and will have, no liabilities to Global Business Alliance, Inc., contingent or otherwise. Any agreements between Zeron and Global Business Alliance, Inc. have terminated and have no further force or effect.

     5.7. LITIGATION. There is no litigation, proceeding, or investigation pending or, to the best knowledge of Zeron and the Controlling Zeron Stockholders, threatened against Zeron, or affecting any of its properties or assets, or against any officer, director, stockholder, or consultant of Zeron that might result in, either in any case or in the aggregate, any material adverse change in the business, operations, affairs, or financial condition of Zeron or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

     5.8. CONTRACTS AND UNDERTAKINGS. Except for ordinary banking relations and an oral agreement relating to the provision of services in the ordinary course of business by its transfer agent, as of the Closing, there will be no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively "CONTRACTS") to which Zeron shall be a party or to which its property shall be subject, other than this Agreement.

     5.9. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or By-Laws of Zeron, or any material Contract to which Zeron or either Controlling Zeron Stockholder is a party or by which it or any of their respective assets are bound, (ii) require any authorization, consent or approval of, exemption or other action by, or notice to, any third party, (iii) result in the creation or imposition of any lien or other encumbrance upon any of Zeron's or either Controlling Zeron Stockholder's assets, or (iv) violate or require any consent or notice under any law or order to which Zeron, either Controlling Zeron Stockholder or any of their respective assets are subject.

     5.10. AUTHORITY. Zeron and the Controlling Zeron Stockholders have full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Zeron, and no other corporate proceedings on the part of Zeron are necessary to authorize this Agreement and the transactions contemplated hereby.

     5.11. DISCLOSURE. Neither this Agreement nor any other agreement, document, certificate or written statement furnished to OHL or Mr. Tebbe by Zeron, the Controlling Zeron Stockholders or any financial advisor or consultant of Zeron in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     5.12.     REGULATION S.

          (a) Zeron and the Controlling Zeron Stockholders have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in a manipulation of the price of the New Shares (including making, or causing to be made, any short sales of Zeron's Common Stock) in order to facilitate the sale or resale of the New Shares.

          (b) Zeron and each Controlling Zeron Stockholder represents and warrants that neither Zeron nor, to the best of their knowledge, any distributor, if any, participating in the offering of the New Shares nor, to the best of their knowledge, any person acting for Zeron or any such distributor has
(i) undertaken any activity for the purpose of, or which could reasonably be expected to have the effect of, conditioning the United States market for the New Shares, or (ii) conducted any "directed selling efforts" as that term is defined in Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the New Shares.

6.   REPRESENTATIONS AND WARRANTIES OF OHL AND MR. TEBBE

     OHL and Mr. Tebbe hereby jointly and severally represent and warrant to Zeron and the Controlling Zeron Stockholders as follows:

     6.1.      ORGANIZATION.

          (a) OHL is a corporation duly organized, validly existing, and in good standing under the laws of the Turks and Caicos Islands, British West Indies, has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of OHL.

          (b) The copies of the Certificate of Incorporation of OHL, as certified by the Registrar of Companies of Turks and Caicos Island, and the Articles of Association of OHL, heretofore furnished to Zeron, are complete and correct copies of the Certificate of Incorporation and the Articles of Association of OHL, as in effect on the date hereof and as of the Closing.

          (c) Mr. Tebbe is the sole beneficial shareholder of OHL. Unicorn Management Limited is the sole director of OHL, acting as the director representative of Mr. Tebbe and Unicorn Secretaries Limited is the Secretary of OHL, acting as the officer representative of Mr. Tebbe.

     6.2. AUTHORITY. Each of OHL and Mr. Tebbe has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of OHL, and no other corporate proceedings on the part of OHL or any other entity are necessary to authorize this Agreement and the transactions contemplated hereby.

     6.3.      REGULATION S.

          (a) Mr. Tebbe and OHL certify that neither is a "U.S. Person," as defined in Rule 902(o) of Regulation S ("Regulation S") promulgated under the Securities Act, and that the purchase of the New Shares by OHL is not taking place within the "United States," as defined in Rule 902(p) of Regulation S, but rather in an offshore transaction. Mr. Tebbe and OHL acknowledge that Zeron has not solicited any offer to purchase the New Shares within the United States.

          (b) Mr. Tebbe and OHL understand that the New Shares are not registered under the Securities Act and, until so registered, may not be sold in the United States unless an exemption from the registration requirements of the Securities Act is available. Mr. Tebbe and OHL acknowledge that the New Shares have not been registered under the laws of any other country or jurisdiction, and Zeron takes no responsibility for complying with such laws. Furthermore, the New Shares may be immediately resold only in compliance with the terms and requirements of Regulation S in markets outside the United States to buyers who are not U.S. Persons.

          (c) Each of OHL and Mr. Tebbe shall not take any action in relation to the New Shares unless the action is permissible under and does not violate the Securities Act, including, without limitation, Regulation S and any other securities laws or rules or regulations thereunder.

          (d) Mr. Tebbe and OHL, collectively with their representatives, have such knowledge and experience in financial, tax and other business matters as to enable them to utilize the information made available by Zeron to evaluate the merits and risks of and to make an informed investment decision with respect to the purchase of the New Shares.

          (e) OHL is purchasing the New Shares for its own account and benefit and not as a nominee or for the account of any other person or entity. OHL has sufficient financial resources to hold the New Shares for an indefinite period of time.

          (f) Mr. Tebbe and OHL have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in a manipulation of the price of the New Shares (including making, or causing to be made, any short sales of Zeron's Common Stock) in order to facilitate the sale or resale of the New Shares.

          (g) The transactions contemplated by this Agreement are not part of a plan or scheme to evade the registration provisions of the Securities Act.

          (h) To the best knowledge of Mr. Tebbe and OHL, without any independent inquiry, neither Zeron nor any distributor, if any, participating in the offering of the New Shares nor any person acting for Zeron or any such distributor has (i) undertaken any activity for the purpose of, or which could reasonably be expected to have the effect of, conditioning the United States market for the New Shares, or (ii) conducted any "directed selling efforts" as that term is defined in Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the New Shares.

     6.4. LITIGATION. There is no litigation, proceeding or investigation pending or, to the knowledge of OHL or Mr. Tebbe, threatened, against OHL or Mr. Tebbe affecting any of their respective properties or assets, or, to the knowledge of OHL or Mr. Tebbe, against any officer, director, or stockholder of OHL that might result in, either in any case or in the aggregate, any material adverse change in the business, operations, affairs or condition of Mr. Tebbe or OHL or any of his or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

     6.5. PATENT RIGHTS AND INTANGIBLES. Other than the Patent Rights, all patents, patent applications, copyrights, registered and unregistered trademarks, tradenames, and licenses (collectively "INTANGIBLES") directly or indirectly owned by Mr. Tebbe and required for the commercial exploitation of the Patent Rights, are set forth on SCHEDULE 1. To the best knowledge of Mr. Tebbe and OHL, the Patent Rights and Intangibles do not infringe or conflict with asserted rights of other parties in the jurisdictions in which such Patent Rights and Intangibles are currently being employed or are reasonably anticipated to be employed. The Patent Rights and Intangibles are free of restrictions on or conditions to transfer or assignment. Mr. Tebbe, directly or indirectly, has good and marketable title under the laws of the various jurisdictions, as required, to the Patent Rights and Intangibles, free and clear of all licenses, liens, encumbrances and claims. The sole remedy available to Zeron and the Controlling Zeron Stockholders for the breach of certain representations contained in this Section 6.5 and elsewhere in this Agreement that are discussed in Section 8.1(f) shall be as provided for in Section 8.1(f).


     6.6. EXCHANGE ACT FILINGS. If the Closing occurs, Mr. Tebbe and OHL undertake to use their best efforts, from the Closing through the end of the Put Period (referred to in Section 2.1(b)), to assist Zeron in the preparation and timely filing of all filings required by the Securities Exchange Act of 1934 and filings with any governmental agency required as a result of the transactions described in this Agreement, including the preparation of certified financial statements in form acceptable for filing with the Securities and Exchange Commission pursuant to Regulation S-B, S-K or S-X, for particular inclusion in a Form 8-K relating to the transactions described in this Agreement, and Form 10-K and Form 10-Q filings. All such filings shall be made at Zeron's expense. Mr. Tebbe and OHL are unaware of any fact relating to the Intangibles and Patent Rights or themselves which would prevent compliance with the filing requirements of United States Federal or State securities laws. However, no representation or warranty is made as to any facts relating to Zeron or any other person or entity that would prevent such compliance.

     6.7. FOREIGN CORRUPT PRACTICES ACT. Mr. Tebbe and OHL have not conducted their operations in connection with the Patent Rights and Intangibles in any way which resulted or may result in a violation of the Foreign Corrupt Practices Act.

     6.8. BANKRUPTCY. Neither Mr. Tebbe nor OHL is insolvent or bankrupt and there is no pending insolvency or bankruptcy proceeding of any kind affecting them, the Patent Rights, the Intangibles or any of their assets, properties or business.

     6.9. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of OHL, or any material Contract to which OHL or Mr. Tebbe is a party or by which it or any of their respective assets are bound, (ii) require any authorization, consent or approval of, exemption or other action by, or notice to, any third party, (iii) result in the creation or imposition of any lien or other encumbrance upon any of OHL's or Mr. Tebbe's assets or (iv) violate or require any consent or notice under any law or order to which OHL, Mr. Tebbe or any of their respective assets are subject.

     6.10. COMPLIANCE WITH LAW. OHL has in all material respects complied with, and it is now in all material respects in compliance with, all federal and state laws applicable to OHL.

     6.11. SUBSIDIARIES AND INVESTMENTS. OHL does not own any capital stock or have any interest in any corporation, partnership or other form of business organization.

     6.12. DISCLOSURE. Neither this Agreement nor any other agreement, document, certificate or written statement furnished to Zeron or the Controlling Zeron Stockholders by or on behalf of OHL or Mr. Tebbe in connection with the transactions contemplated hereby, contains any untrue statement of material fact or when taken as a whole omits to state a fact necessary in order to make the statements contained herein or therein not misleading.

7.   CONDITIONS TO CLOSING

     7.1. CONDITIONS TO OBLIGATIONS OF OHL AND MR. TEBBE. The obligations of OHL and Mr. Tebbe under this Agreement shall be subject to each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES OF ZERON TO BE TRUE. The representations and warranties of Zeron and the Controlling Zeron Stockholders herein contained shall be true in all material respects as of the time of the Closing. Zeron and the Controlling Zeron Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing and OHL and Mr. Tebbe shall be furnished with a certificate of the President of Zeron, in his corporate capacity, dated the day of the Closing, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

          (b) AGREEMENTS. All agreements and certificates referred to in this Agreement, including the Escrow Agreement, the Put Agreement and any investment certificates, shall have been executed and delivered.

          (c) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

          (d) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by Zeron and the Controlling Zeron Stockholders of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by Zeron and the Controlling Zeron Stockholders of the transactions contemplated by this Agreement shall have been obtained.

          (e) DIRECTOR RESIGNATION. Prior to the Closing, all of the directors and officers of Zeron shall have submitted their contingent resignations to Loeb & Loeb to be held in escrow and to become effective at the Closing. All resignations shall contain a statement that each of such directors and officers has no, and shall have no, claim whatsoever against Zeron. Before the resignation of Mr. Takata shall take effect, Mr. Takata shall appoint Mr. Tebbe the sole director of Zeron.

          (f) INFORMATION STATEMENT. At least ten (10) days prior to the Closing, an information statement, in accordance with SEC Rule 14f-1, shall have been prepared by Zeron, filed with the SEC, and distributed to Zeron's stockholders.

          (g) REGULATION S LEGAL OPINION. Loeb & Loeb LLP shall have delivered a legal opinion to Zeron to the effect that the sale of the New Shares to OHL shall be exempt from the registration requirements under the Act, and such New Shares shall be eligible for resale in markets outside the United States to non-U.S. Persons pursuant to the provisions of Regulation S.

          (h) EDGAR FILINGS. Zeron shall have made all delinquent EDGAR filings relating to periodic and other reporting requirements imposed on Zeron, under the Securities Exchange Act of 1934 or otherwise, via the EDGAR facility prior to Closing, as required by the Letter of Intent.

          (i) CONSENTS OF PRIOR ACCOUNTANTS. Zeron shall have delivered to OHL the written consents of both (i) Nachum Blumenfrucht, CPA, and (ii) Mayer Rispler & Company, P.C., CPAs, to the reliance by subsequent accountants for Zeron upon prior financial statements prepared by each of the above, and to the inclusion of such financial statements in any and all future filings by Zeron with the SEC.

     7.2. CONDITIONS TO OBLIGATIONS OF ZERON AND THE CONTROLLING ZERON STOCKHOLDERS. The obligations of Zeron and the Controlling Zeron Stockholders under this Agreement shall be subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES OF OHL AND MR. TEBBE TO BE TRUE. The representations and warranties of OHL and Mr. Tebbe herein contained shall be true in all material respects as of the time of the Closing. OHL and Mr. Tebbe shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing and Zeron and the Controlling Zeron Stockholders shall be furnished with a certificate of Mr. Tebbe, on his behalf and for OHL, dated the day of the Closing, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

          (b) AGREEMENTS. All agreements and certificates referred to in this Agreement, including the Escrow Agreement, the Put Agreement and any investment certificates shall have been executed and delivered.

          (c) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

          (d) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by OHL and Mr. Tebbe of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by OHL and Mr. Tebbe of the transactions contemplated by this Agreement shall have been obtained.

          (e) MR. TEBBE'S CONSENT TO SERVE AS ZERON DIRECTOR. Mr. Tebbe shall have consented in writing to his appointment as director of Zeron.

          (f) DELIVERY OF LEGAL OPINION. Loeb & Loeb LLP, counsel for Mr. Tebbe and OHL, shall have delivered to Zeron the legal opinion referred to in
Section 7.1(g).

8.   INDEMNIFICATION

     8.1. (a)       Mr. Tebbe and OHL agree to indemnify, hold harmless,
reimburse and defend Zeron and Controlling Zeron Stockholders against any claim, costs, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon Zeron and the Controlling Zeron Stockholders which results, arises out of or is based upon (a) any misrepresentation by Mr. Tebbe and OHL or breach of any warranty by Mr. Tebbe and OHL in this Agreement or in any Exhibits or Schedules attached hereto; or
(b) any breach or default in performance by Mr. Tebbe and OHL of any covenant or undertaking to be performed by Mr. Tebbe and OHL hereunder.

          (b) In the event the Closing does not occur, Zeron and the Controlling Zeron Stockholders agree to indemnify, hold harmless, reimburse and defend Mr. Tebbe and OHL against any claim, costs, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon Mr. Tebbe and OHL which results, arises out of or is based upon (a) any misrepresentation by Zeron and Controlling Zeron Stockholders or breach of any warranty by Zeron and Controlling Zeron Stockholders in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Zeron and Controlling Zeron Stockholders of any covenant or undertaking to be performed by Zeron and Controlling Zeron Stockholders hereunder.

          (c) In the event the closing does occur, the Controlling Zeron Stockholders agree to indemnify, hold harmless, reimburse and defend Mr. Tebbe and OHL against any claim, costs, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon Mr. Tebbe and OHL which results, arises out of or is based upon (a) any misrepresentation by Zeron and Controlling Zeron Stockholders or breach of any warranty by Zeron and Controlling Zeron Stockholders in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Zeron and Controlling Zeron Stockholders of any covenant or undertaking to be performed by Zeron and Controlling Zeron Stockholders hereunder.

          (d) Promptly after receipt by an indemnified party of notice of any claim, loss, damage, liability, cost, expense or the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said indemnity provisions, promptly notify the indemnifying party thereof within thirty (30) days of the indemnified party's receipt of such notice; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under said indemnity provisions and shall not relieve the indemnifying party from liability under said indemnity provisions unless such indemnifying party is materially prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall assume and control the defense thereof, with counsel chosen by indemnifying party but reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there is a conflict of interest which would prevent counsel for the indemnifying party from assuming the defense on behalf of the indemnified party, such indemnified parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of the indemnifying party's assumption of the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said indemnity provisions for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel as a result of such conflict of interest, or (B) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. If the indemnifying party assumes such defense, the indemnified party shall have the right, at its expense and with counsel of its choice, to participate in such defense and in all events the indemnified party shall cooperate fully with the indemnifying party. Neither party will compromise or settle any such suit, proceeding, claim or demand without prior written consent of the other, provided that in the event that the indemnifying party proposes a monetary settlement the acceptance of which would release the indemnified party from all claims asserted in such action, suit, proceeding or demand and if the indemnified party withholds its consent to such settlement, then the liability of the indemnifying party shall be limited to the total sum representing the amount of the proposed compromise or settlement and the amount of reasonable attorneys' fees incurred by the indemnified party up to the time such approval is withheld.

          (e) In the event the procedural requirements of Section 8.1(d) are complied with, Mr. Tebbe and OHL, pursuant to Section 8.1(c) may, at Mr. Tebbe's option, be indemnified pursuant to a compromise or settlement comprised of additional shares of the Common Stock of Zeron in lieu of cash compensation for such damages. For the purposes of this Section 8.1(e), the parties hereto agree that the value of a share of Zeron Common Stock shall be $.8797, which value shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events.

          (f) The parties hereto understand and acknowledge the inherent uncertainties in the process surrounding the registration and issuance of patents, and also recognize that the patents listed on SCHEDULE 1 hereto may be challenged by third parties, and that the patent applications listed on SCHEDULE 1 hereto may never result in the issuance of a patent registration covering the invention relating thereto. In the event that there is a successful challenge to any patent contained in the Patent Rights, or if one or more of the patent applications contained in the Patent Rights fails to result in the issuance of a patent registration, or in the event that all of the Patent Rights and Intangibles are not transferred to Zeron in the time period provided in
Section 1.3 hereof, to the extent that any Founding Stockholder exercises the Put with respect to his Zeron Common Stock, such exercise shall be the sole remedy available to such Founding Stockholder with respect to any occurrence outlined in this Section 8.1(f), and the Founding Stockholders shall not be entitled to assert any other claim or receive any other damages with respect thereto.

     8.2. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF ZERON AND THE CONTROLLING ZERON STOCKHOLDERS. Each representation, warranty, covenant and agreement of Zeron and the Controlling Zeron Stockholders contained herein or in any document, instrument or agreement delivered in connection herewith, shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months following the Closing.

     8.3. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF OHL AND MR. TEBBE. Each representation, warranty, covenant and agreement of OHL and Mr. Tebbe contained herein or in any document, instrument or agreement delivered in connection herewith, shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months following the Closing.

9.   MISCELLANEOUS

     9.1. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each of the parties hereto will execute and deliver to the others such documents and take such action as such other parties may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     9.2. EXPENSES OF SALE. Except as otherwise provided herein, each party hereto shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement, and the consummation and performance of the transactions contemplated herein. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party.

     9.3. USE AND CONFIDENTIALITY. All of the information, records, books, and data to which the parties hereto are given access as set forth herein shall be used by such parties solely for the purpose of confirming the representations and warranties set forth herein. Subject to any obligation to comply with
(i) any law, (ii) any rule or regulation of any authority or securities exchange, or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, and whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about the others, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, trustees, officers, employees, agents and attorneys to hold such information confidential. Such confidential information shall be maintained to the same degree as each party maintains its own confidential information, and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by either party through its own independent investigations of the other party or received by such party from a third party not under any obligation to keep such information confidential, nor to any information obtained by such party which is generally known to others engaged in the trade or business; and provided, further, that from and after the Closing, OHL and Mr. Tebbe shall be under no obligation to maintain confidential any information concerning Zeron or either Controlling Zeron Stockholder (as such information relates to such Controlling Zeron Stockholder's activities in connection with Zeron). If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

     9.4. NOTICES. All notices, requests and other communications thereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed to:

     TO OHL AND MR. TEBBE:

          Mr. Gerold Tebbe
          Le Columbia Palace
          11, avenue Princesse Grace
          Monte Carlo
          MC-98000, Monaco
          Tel: 011-377-92-16-0089
          Fax: 011-377-92-16-0091

     WITH A COPY TO:

          David S. Schaefer, Esq.
          Loeb & Loeb LLP
          345 Park Avenue
          New York, New York  10154
          Tel: (212) 407-4848
          Fax: (212) 407-4990

     TO EITHER CONTROLLING ZERON STOCKHOLDER:

          c/o Mr. Gary Takata
          370 Lexington Avenue
          New York, New York  10017
          Tel:  (212) 687-4230
          Fax:  (212) 661-1617

     WITH A COPY TO:

          Edward M. Grushko, Esq.
          Grushko & Mittman
          277 Broadway, Suite 801
          New York, New York  10007
          Tel: (212) 227-5865
          Fax: (212) 766-4655

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address noted above. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

     9.5. PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

     9.6. ENTIRE AGREEMENT, AMENDMENTS. This Agreement, including the Schedules and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior and contemporaneous agreements and understandings, express or implied, oral or written, between the parties with respect to the subject matter hereof, including, without limitation, the Letter of Intent. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

     9.7. BROKERS. OHL, Mr. Tebbe, Zeron and the Controlling Zeron Stockholders have not directly or indirectly dealt with anyone acting as a broker, finder or in a similar capacity, and have not incurred any obligation for any brokerage, finders' or similar fee or commission in connection with this Agreement or any of the transactions contemplated hereby, except for Mark Meller and Bristol Townsend & Co. The parties do hereby indemnify each other and hold each other harmless from any other brokerage, finders' or similar fee or commission claims arising out of their own actions. Zeron is responsible for and prior to Closing will pay Bristol Townsend & Co. the commission earned pursuant to an engagement letter between Zeron and Bristol Townsend & Co.

     9.8. HEADINGS, ETC. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     9.9. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     9.10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York. New York State shall be the exclusive venue for any dispute or controversy arising under or in connection with this Agreement.

     9.12. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. Each of OHL, Zeron, each Controlling Zeron Stockholder and Mr. Tebbe irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each of OHL, Zeron, each Controlling Zeron Stockholder and Mr. Tebbe hereby waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                              Zeron Acquisitions II, Inc., a Nevada
                              corporation


                              By:/s/ Gary Takata
                                 ---------------------------------
                              Name:   Gary Takata
                              Title:     President


                              /s/ Gary Takata
                              ------------------------------------
                              Mr. Gary Takata


                              /s/ SHIGERU MASUDA
                              ------------------------------------
                              Mr. Shigeru Masuda


                              Overton Holdings Limited, a Turks and
                              Caicos Islands corporation


                              By:/s/ GEROLD TEBBE
                                 ---------------------------------
                              Name:   Gerold Tebbe
                              Title:     Attorney-in-Fact


                              /s/ GEROLD TEBBE
                              ------------------------------------
                              Mr. Gerold Tebbe

                                      SCHEDULE 1


                PATENT RIGHTS TO BE SOLD BY MR. TEBBE AND/OR ENTITIES
                           OWNED OR CONTROLLED BY MR. TEBBE
                            TO ZERON ACQUISITIONS II, INC.


                       PATENT OR                                         DATE
                      APPLICATION                                   REGISTERED OR
  JURISDICTION           NUMBER                DESCRIPTION           APPLIED FOR
    *Europe             0333773             Anti-Perspirant Patch         1987
     Worldwide          PCT/EP87/00724      Anti-Perspirant Patch         1987
     U.S.A.             S.N. 363512         Anti-Perspirant Patch         1987
     Japan              63-501129           Anti-Perspirant Patch         1987
     Germany            P 4007 275.4        Herbal Scarf                  1990
     Germany            P 4000 920.3-26     Emollient Cloth               1990
     Worldwide          PCT/EP90/02303      Emollient Cloth               1990
     Europe             91900807.8-2314     Emollient Cloth               1990
     Germany            P 43 18 141.4       Impregnated Scarf             1993
     Germany            196 32 312.6-26     Glove/Mitten                  1996
     Germany            196 00 076.9        Glove/Mitten                  1996
     Europe             EP 0782 869 A-1     Glove/Mitten                  1996
     U.S.A.             08/773 822          Micro-Capsule Coated          1996
                                            Flexible Carrier Material

__________________
   *Patent now owned by Deotexis AG, a Swiss corporation 100% owned by Mr. Tebbe. This European patent consists of several country-specific sub-patents, as described on ANNEX A to SCHEDULE 1.

                             ANNEX A
                          TO SCHEDULE 1

                Specific Country Sub-Patents Under
                   European Patent No. 0333773

                                PATENT                                      DATE
     JURISDICTION               NUMBER                DESCRIPTION         OF GRANT
     Germany                 37 80 470           Anti-Perspirant Patch      1992
     Austria                 E 78 136            Anti-Perspirant Patch      1996
     Switzerland             EP 0 333 773        Anti-Perspirant Patch      1996
     France                  EP 0 333 773        Anti-Perspirant Patch      1996
     Belgium                 EP 0 333 773        Anti-Perspirant Patch      1996
     United Kingdom          EP 0 333 773        Anti-Perspirant Patch      1996
     The Netherlands         EP 0 333 773        Anti-Perspirant Patch      1996
     Italy                   EP 0 333 773        Anti-Perspirant Patch      1996
     Sweden                  EP 0 333 773        Anti-Perspirant Patch      1996

                            SCHEDULE 2

                      FOUNDING STOCKHOLDERS

                                                                         NUMBER
NAME OF BENEFICIAL HOLDER                                              OF SHARES

1.  Auerbach, Morris - Custodian for Joshua Stern; UGMA                      25
2.  Auerbach, Morris - Custodian for Kara Stern*                             25
3.  Auerbach, Morris - Custodian for Lauren Stern*                           25
4.  Auerbach, Nellie - Custodian for Joshua Stern; UGMA                      25
5.  Auerbach, Nellie - Custodian for Kara Stern*                             25
6.  Auerbach, Nellie - Custodian for Lauren Stern*                           25
7.  Cook Capital Investments Ltd.*                                       52,302
8.  Eisberg, James                                                          100
9.  Grace Church & Co., for Orix Corporation                             49,677
10. Grushko, Judith                                                          16
11. Grushko, Judith, Trustee FBO Ezra Yaakov Grushko                         16
12. Grushko, Judith, Trustee FBO Zev Grushko                                 16
13. Isham, Ralph                                                            100
14. Lau, Amy                                                                 16
15. Lau, Anna                                                                 8
16. Lau, Can-Tung                                                            16
17. Lau, Dick                                                                 8
18. Lieberman, Larry                                                      6,250
19. LJT Capital Corp.*                                                      300
20. Mackay, Carlene*                                                        100
21. Masuda, Shigeru                                                      80,000
22. One World Asset Management*                                           9,125
23. Sanders, Steven A. - Custodian for Geoffrey Sanders                     100
24. Stern, Eva*                                                              25
25. Stern, Eva - Custodian for Joshua Stern                                  25
26. Stern, Eva - Custodian for Kara Stern*                                   25
27. Stern, Eva - Custodian for Lauren Stern*                                 25
28. Stern, Ronnie Auerbach*                                               6,250
29. Takata, Louise Jones*                                                34,100
30. Wong, Johann*                                                        40,000
                                                                         ------

                                                      TOTAL:            278,750
                                                                        -------
                                                                        -------


________________
  *Shares held in street name by Cede & Co., registered holder

                       SCHEDULE 3

THE SECURITIES EVIDENCED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION, (B) ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PURSUANT TO REGULATION S, AND (C) MAY NOT BE OFFERED OR SOLD BY ANY PERSON IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON (AS THOSE TERMS ARE DEFINED IN REGULATION
S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS TO BE MADE, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE.

                                EXHIBIT A

                         FORM OF PUT AGREEMENT

                                          EXHIBIT A


                                                  P-____


          THE PUT OPTION EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                  THIS PUT OPTION IS
                                   NON-TRANSFERABLE

                          THIS PUT OPTION IS NOT EXERCISABLE
                            UNLESS THE "TRIGGERING EVENT"
                                  AS DESCRIBED HEREIN
                         OCCURS OR IS DEEMED TO HAVE OCCURRED
                          PURSUANT TO THE PROVISIONS HEREOF

                     Put Option to Cause the Purchase of Shares of
                         Common Stock of Zeron Acquisitions
                            II, Inc., a Nevada corporation
                                   (the "Company")



          1. THIS CERTIFIES that, upon the terms and conditions set forth herein, at any time following the Triggering Event (defined below) and before 5:00 P.M. on October 9, 1998 New York time (the "Exercise Period"), the holder listed on the signature page hereof (the "Holder"), is entitled to cause the purchase by Mr. Gerold Tebbe of the amount of shares of Common Stock, par value $.001 per share of the Company (the "Put Shares"), set forth on the signature page hereof, at a price of $3.00 per Put Share (the "Exercise Price"), for the total amount set forth on the signature page hereof (the "Purchase Price"), such Put Shares and Exercise Price subject to adjustment as provided for herein.
This Put Option, and any of the rights granted herein, may not be sold, transferred, assigned or hypothecated, and any such sale, transfer, assignment or hypothecation will void this Put Option; PROVIDED, HOWEVER, that a transfer of the Put Shares to which this Put Option relates that does not result in the Put Shares being owned by a different beneficial owner will not void this Put Option.

          2. This Put Option shall be deemed effective if the Company's Common Stock does not close at or above a daily average closing bid price of $3.00 per share, which price shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions and similar events, for 20 consecutive trading days during the six month period following the Closing of that certain Stock Purchase Agreement, dated September 30, 1997 ("Stock Purchase Agreement") by and between, on the one hand, Mr. Tebbe and Overton Holdings Limited, a Turks and Caicos Islands corporation, and on the other hand, Mr. Gary Takata, Mr. Shigeru Masuda and the Company (such failure to close at or above the price specified above, for the amount of time provided for above, during the time period referred to above, shall be referred to herein as the "Triggering Event"). Notwithstanding the foregoing, for the purposes of this Put Option, in the event that the transfer of the Patent Rights to the Company referred to in
Section 1.3 of the Stock Purchase Agreement is not completed in the time period provided for therein, the Triggering Event will be deemed to have occurred.

          3. Upon the occurrence of the Triggering Event, this Put Option may be exercised during the Exercise Period, as to the total or any lesser number of Put Shares, by giving written notice, in the form of the Election to Exercise attached to this Put Option, to Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, the Escrow Agent (the "Escrow Agent") under that certain Escrow Agreement, dated October 10, 1997, between Mr. Tebbe, Mr. Gary Takata, as the designated representative of the Holder of this Put Option under the Escrow Agreement for the purposes described therein, and the Escrow Agent (the "Escrow Agreement"), or at such other place as is designated in writing by Mr. Tebbe (which other address shall be a New York State address), together with tender to the Escrow Agent of the stock certificate representing the number of Put Shares for which this Put Option is being exercised, properly endorsed in blank, and tender to the Escrow Agent of this Put Option.

          4. In the event that this Put Option is exercised by the Holder hereof for less than his or its total number of Put Shares, upon Mr. Tebbe's agreement that the Holder is entitled to receive the Purchase Price for the Put Shares being so exercised, the Holder shall receive from the Escrow Agent, (a) the Purchase Price for the Put Shares being so exercised, and (b) this Put Option, with the number of Put Shares shown on the signature page hereof adjusted to reflect the Holder's remaining Put Shares with respect to which this Put Option has not been exercised. In the event that the Holder tenders to the Escrow Agent a stock certificate representing a greater number of Put Shares than the number of Put Shares with respect to which the Holder wishes to exercise this Put Option, upon Mr. Tebbe's agreement that the Holder is entitled to the Purchase Price for the Put Shares being so exercised, in addition to the deliveries from the Escrow Agent referred to above, the Holder shall also receive from the Company a stock certificate for the Company's Common Stock in an amount of shares equal to the number of Put Shares reflected on the stock certificate tendered to the Escrow Agent at the time of exercise, less the number of Put Shares with respect to which this Put Option has been exercised by the Holder hereof.

          5. Mr. Takata shall be the designated representative of the Holder under this Put Option, for the purposes described in the Escrow Agreement, and the Holder hereby consents to such designation as a condition to the acceptance of the Escrow Agreement, this Put Option and any exercise of the rights provided hereby. The Holder may change his or its address as shown on the signature page hereof by notifying Mr. Takata in writing at 370 Lexington Avenue, New York, New York 10017.

          6. As soon as practicable after the Escrow Agent receives written notification from the Holder, in the form of the Election to Exercise, of the exercise of this Put Option, and the Holder's right to payment of the Purchase Price for such Put Shares has been established pursuant to the provisions of
Section 3.1(b) of the Escrow Agreement and the Election to Exercise, the Escrow Agent shall deliver to the Holder payment representing the Purchase Price. Such payment shall be made out of escrow funds on deposit with the Escrow Agent pursuant to the Escrow Agreement (such funds, the "Put Support Funds"). Upon the exercise of the Holder's right to cause the purchase of Put Shares, and the receipt by the Holder of payment out of the Put Support Funds for the Put Shares, Mr. Tebbe shall be deemed to be the holder of record of the Put Shares transferred upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Put Shares shall not then have been actually delivered to Mr. Tebbe.

          7. This Put shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

          8. Each of the Holder and Mr. Tebbe irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Put Option, any document or instrument delivered pursuant to, in connection with or simultaneously with this Put Option, or a breach of this Put Option or any such document or instrument. In any such action or proceeding, each of the Holder and Mr. Tebbe waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with the Stock Purchase Agreement.

          9. In the event that the Put Shares tendered to the Escrow Agent pursuant to this Put Option are beneficially owned by a person other than the record owner of such Put Shares on the books of the Company (I.E., are held in "street name"), the tender of such Put Shares by the record owner thereof pursuant to this Put Option shall serve as a certification by such record owner to the Escrow Agent and Mr. Tebbe that the beneficial owner of such Put Shares has not changed on the books of the record owner since the date of the Closing of the Stock Purchase Agreement.

          10. All capitalized terms used herein without definition shall have the meanings provided therefor in the Stock Purchase Agreement.

          11. Each Put Option issued to a Holder in the form hereof shall be consecutively numbered, e.g., "P-1", "P-2", etc.


Dated:  October 10, 1997

                              PURCHASER:


                              ________________________
                                   Mr. Gerold Tebbe





Name of Holder:___________________________
Address:__________________________________
__________________________________________
__________________________________________

Number of Put Shares:_____________

Total Purchase Price:________________
(Number of Put Shares
@ $3.00 per Put Share)

To:   Loeb & Loeb LLP, as Escrow Agent
     345 Park Avenue
     New York, New York 10154

                                 ELECTION TO EXERCISE

          The undersigned hereby exercises his or its rights to cause the purchase of _______ Put Shares covered by the within Put Option and tenders the stock certificate representing ______ shares of Common Stock of the Company, $.001 par value, and request that the Purchase Price be delivered to:
____________________________________________________________
____________________________________________________________
____________________________________________________________
                       (Print Name, Address and Social Security
                            or Tax Identification Number)*

If such number of Put Shares shall not be all the Put Shares covered by the Put Option, a new stock certificate for the balance of the Put Shares covered by the Put Option shall be registered in the name of, and delivered to, the undersigned at the address stated below, and the within Put Option shall be tendered by the Holder to the Escrow Agent, to be amended on the signature page thereof to reflect the appropriate number of Put Shares remaining after such partial exercise.

          The undersigned is entitled to exercise this Put Option with respect to the Put Shares referred to above because (check appropriate space):

          ____ six months have elapsed since the Closing under the Stock Purchase Agreement, and the "Triggering Event" referred to in this Put Option has occurred; or

          ____ six months have elapsed since the Closing under the Stock Purchase Agreement, and the transfer of the Patent Rights and Intangibles to the Company has not been completed.


Dated:______________________  Name_________________________
                                        (Print)


______________
     *If SSN or TIN is not provided, amounts may be withheld from payment under applicable laws and regulations of the Internal Revenue Service.

Address:___________________________________________________


                               ___________________________
                                      (Signature)

                                   EXHIBIT B

                               ESCROW AGREEMENT

                                                                 EXHIBIT B


                                   ESCROW AGREEMENT

     This Agreement (this "AGREEMENT") dated as of the 10th day of October, 1997, among GEROLD TEBBE, the stockholders of ZERON ACQUISITIONS II, INC., a Nevada corporation ("ZERON"), just prior to the closing of the transactions described below (such stockholders, excluding Mr. Mark Meller, the "FOUNDING STOCKHOLDERS"), and LOEB & LOEB LLP (the "ESCROW AGENT"):

                                 W I T N E S S E T H:

     WHEREAS, Mr. Tebbe has entered into a Stock Purchase Agreement dated as of September 30, 1997 (the "STOCK PURCHASE AGREEMENT"), between, on the one hand, Mr. Tebbe and Overton Holdings Limited, a Turks and Caicos Islands corporation controlled by Mr. Tebbe ("OHL"), and, on the other hand, Zeron, Mr. Gary Takata and Mr. Shigeru Masuda, majority stockholders of Zeron and also Zeron's sole directors and officers, which Stock Purchase Agreement provides for the purchase of 4,183,125 new shares of Zeron Common Stock by OHL from Zeron for $4,000,000 cash (the "NEW SHARES"), and the sale to Zeron by Mr. Tebbe of rights to certain patents and patent applications as additional consideration for the New Shares;

     WHEREAS, pursuant to Section 2 of the Stock Purchase Agreement, Mr. Tebbe will, simultaneously with the Closing of the Stock Purchase Agreement, execute a Put Agreement (the "PUT AGREEMENT"), in the form of Exhibit A attached to the Stock Purchase Agreement, pursuant to which Mr. Tebbe will, under certain circumstances, purchase from the Founding Stockholders some or all of their Zeron Common Stock, all on the terms and subject to the conditions set forth in the Put Agreement;

     WHEREAS, pursuant to the requirements of Section 3 of the Stock Purchase Agreement, upon the Closing of the Stock Purchase Agreement and upon the execution and delivery of the Put Agreement, Mr. Tebbe is to establish an escrow fund with the Escrow Agent, to provide liquidity for his obligation to purchase the Zeron Common Stock of the Founding Stockholders under the Put Agreement;

     WHEREAS, the Founding Stockholders have agreed that Mr. Gary Takata shall be the designated representative of the Founding Stockholders for the purposes of giving and receiving all notices concerning the Founding Stockholders' rights under this Agreement and the Put Agreement;

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

     NOW THEREFORE, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                    INTERPRETATION

     1.1 DEFINITIONS. Whenever used in this Agreement, the following terms shall have the following respective meanings:

          (a)  "AGREEMENT" means this Agreement and all amendments made hereto.

          (b) "ESCROW DEPOSIT" shall mean the Escrowed Payment, Mr. Takata's Escrow Document and Mr. Tebbe's Escrow Documents.

          (c)  "ESCROWED PAYMENT" means the sum of $836,250 described in
Section 3.1 of the Stock Purchase Agreement to be deposited by Mr. Tebbe with the Escrow Agent, which sum is to be held in escrow by the Escrow Agent pursuant to the terms and subject to the conditions hereof.

          (d) "MR. TAKATA'S ESCROW DOCUMENT" shall mean a Consent (the "CONSENT") satisfactory to Mr. Tebbe and the Escrow Agent, signed by Mr. Takata, evidencing his consent to his designation as the representative of each of the Founding Stockholders for the purposes of the giving and receiving of all notices under this Agreement. Mr. Takata shall have the right to designate a substitute, satisfactory to Mr. Tebbe and the Escrow Agent, to serve as the representative of the Founding Stockholders hereunder, and such substitute individual shall execute a consent identical to the Consent at the time of his or her appointment, which Consent shall be deposited with the Escrow Agent and shall constitute part of the Escrow Deposit. If no separate Consent is executed by Mr. Takata in connection with the execution and delivery of this Agreement, then Mr. Takata's signature on the signature page hereof on behalf of the Founding Stockholders shall constitute his consent to his designation as the representative of each of the Founding Stockholders.

          (e) "MR. TEBBE'S ESCROW DOCUMENTS" shall mean original Put Agreements, bearing original signatures on behalf of Mr. Tebbe, for each of the Founding Stockholders.

          (f) All capitalized terms used herein without definition shall have the meanings provided therefor in the Stock Purchase Agreement.

     1.2 ENTIRE AGREEMENT. This Agreement, the Put Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties hereto pertaining to the Escrow Deposit and supersede all prior agreements, understandings, negotiations and discussions between the parties, whether oral or written. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

     1.3 EXTENDED MEANINGS. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5 HEADINGS. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

     1.7 CONSENTS TO SERVICE OF PROCESS. Mr. Tebbe and the Founding Stockholders hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of New York and of any Federal Court located in the State of New York, each as may have competent jurisdiction, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such party at such party's address for purpose of notice hereunder.

     1.8 DESIGNATION OF FOUNDING STOCKHOLDERS' REPRESENTATIVE; CONSENT. Mr. Takata is hereby designated the representative of each Founding Stockholder under this Agreement, for the purposes described herein, and each Founding Stockholder hereby consents to such designation as a condition to the acceptance of the benefits conferred on each of them hereby, and as a condition to the acceptance of such Founding Stockholder's Put Agreement and any exercise of the rights provided thereby.

                                      ARTICLE II

                            DELIVERIES TO THE ESCROW AGENT

     2.1 MR. TEBBE'S DELIVERIES. Mr. Tebbe has delivered to the Escrow Agent, on the date hereof, the Escrowed Payment and Mr. Tebbe's Escrow Documents.

     2.2 MR. TAKATA'S DELIVERIES. Mr. Takata has delivered to the Escrow Agent, on the date hereof, Mr. Takata's Escrow Document.

     2.3 INTENTION TO CREATE ESCROW OVER ESCROW DEPOSIT. The Founding Stockholders and Mr. Tebbe intend that the Escrow Deposit shall be held in escrow by the Escrow Agent pursuant to this Agreement for the benefit of the Founding Stockholders and Mr. Tebbe, as set forth herein.

     2.4 ESCROW AGENT TO HOLD ESCROW DEPOSIT. The Escrow Agent hereby acknowledges receipt of and hereby agrees to hold and release the Escrow Deposit only in accordance with the terms and conditions of this Agreement.

                                     ARTICLE III

                              RELEASE OF ESCROW DEPOSIT

     3.1 RELEASE OF ESCROW. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrow Deposit as follows:

          (a) Upon receipt by the Escrow Agent of all components of the Escrow Deposit, the Escrow Agent will simultaneously release a copy of Mr. Takata's Escrow Document to Mr. Tebbe and Mr. Tebbe's Escrow Documents to Mr. Takata, and Mr. Takata shall distribute an original of the appropriate Put Agreement to each of the Founding Stockholders.

          (b) Upon receipt by the Escrow Agent of a written notice from a Founding Stockholder (an "EXERCISE NOTICE"), in the form of the Election to Exercise attached to the Put Agreement, stating that such Founding Stockholder desires to exercise his or its Put pursuant to the Put Agreement, stating the number of Put Shares (as defined in the Put Agreement) with respect to which the Founding Stockholder wishes to exercise such Put, and including evidence that the Triggering Event (as defined in the Put Agreement) has occurred and therefore the Founding Stockholder is entitled to receipt of that portion of the Escrowed Payment representing the number of Put Shares multiplied by $3.00 per share, in accordance with the provisions of the Put Agreement, and accompanied by the Founding Stockholder's stock certificate representing such Put Shares, properly endorsed in blank, and tender to the Escrow Agent of such Founding

Stockholders Put Agreement, the Escrow Agent shall promptly send a copy of such Exercise Notice to Mr. Tebbe. If the Escrow Agent does not receive within five
(5) business days from the date notice is given to Mr. Tebbe, a notice (a "NOTICE OF OBJECTION") signed by Mr. Tebbe stating the reasons for such objection, or if the Escrow Agent shall within such period receive a written consent signed by Mr. Tebbe, then the Escrow Agent shall deliver the requested portion of Escrowed Payment to such Founding Stockholder in accordance with the Exercise Notice. In the event that the Founding Stockholder elects to exercise his or its put for less than the total number of shares subject to the put, upon Mr. Tebbe's agreement that the Founding Stockholder is entitled to receive the Purchase Price (as defined in the Put Agreement) for the shares being put pursuant to the Exercise Notice, the Founding Stockholder shall receive from the Escrow Agent, (i) the Purchase Price for the shares being put pursuant to the Exercise Notice, and (ii) such Founding Stockholder's Put Agreement, with the number of Put Shares (as defined in the Put Agreement) shown on the signature page thereof adjusted to reflect the Founding Stockholder's remaining Put Shares with respect to which the put has not been exercised. In the event that the Founding Stockholder tenders to the Escrow Agent a stock certificate representing a greater number of Put Shares than the number of Put Shares with respect to which the Founding Stockholder wishes to exercise the put, upon Mr. Tebbe's agreement that the Founding Stockholder is entitled to the Purchase Price for the Put Shares being so exercised, in addition to the deliveries from the Escrow Agent referred to above, the Founding Stockholder shall also receive from Zeron a stock certificate for Zeron Common Stock in an amount of shares equal to the number of Put Shares reflected on the stock certificate tendered to the Escrow Agent at the time of exercise of the put, less the number of Put Shares with respect to which the put has been exercised by the Founding Stockholder. If the Escrow Agent receives a Notice of Objection from Mr. Tebbe within such five (5) day period stating the reason for the objection, then the Escrow Agent shall continue to hold the Escrowed Payment until otherwise authorized and directed to distribute the same pursuant to the provisions of Sections 3.1(e) or 3.1(f).

          (c) Any time prior to October 9, 1998, Mr. Tebbe shall be entitled to present to the Escrow Agent a written notice stating that the rights of the Founding Stockholders under the Put Agreement have not and cannot become effective due to the impossibility of the occurrence of the Triggering Event (as defined in the Put Agreement), or that such rights have expired due to the passage of time (the "NOTICE OF NONEFFECTIVENESS OR EXPIRATION"). Such Notice of Noneffectiveness or Expiration shall be signed by Mr. Tebbe, shall present evidence demonstrating that the Triggering Event (as defined in the Put Agreement) cannot occur or that the rights of the Founding Stockholders under the Put Agreement have expired, and shall state that Mr. Tebbe is entitled to receipt of the Escrowed Payment or any portion thereof remaining on deposit with the Escrow Agent, in accordance with the provisions of the Put Agreement. Upon receipt of the Notice of Noneffectiveness or Expiration, the Escrow Agent shall promptly send a copy of such Notice to Mr. Takata, on behalf of the Founding Stockholders. If the Escrow Agent does not receive within five (5) business days from the date notice is given to Mr. Takata, a Notice of Objection signed by Mr. Takata, on behalf of the Founding Stockholders, stating the reasons for such objection, or if the Escrow Agent shall within such period receive a written consent signed by Mr. Takata, on behalf of the Founding Stockholders, then the Escrow Agent shall deliver the Escrowed Payment or such portion thereof remaining on deposit with the Escrow Agent to Mr. Tebbe in accordance with the Notice of Noneffectiveness or Expiration. If the Escrow Agent receives a Notice of Objection from Mr. Takata, on behalf of the Founding Stockholders, within such five (5) day period stating the reason for the objection, then the Escrow Agent shall continue to hold the Escrowed Payment until otherwise authorized and directed to distribute the same pursuant to the provisions of Sections 3.1(e) or 3.1(f).

          (d) On October 10, 1998, the Escrow Agent shall pay over to Mr. Tebbe all of the Escrowed Payment remaining on deposit and in its possession against which a put has not yet been exercised, without the need for any notice to the Escrow Agent by Mr. Tebbe or the consent to such payment by Mr. Takata, on behalf of the Founding Stockholders.


          (e) Upon receipt by the Escrow Agent of joint written instructions ("JOINT INSTRUCTIONS") signed by Mr. Tebbe and Mr. Takata, on behalf of the Founding Stockholders, it shall deliver the Escrowed Payment in accordance with the terms of the Joint Instructions.

          (f) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "COURT ORDER"), the Escrow Agent shall deliver the Escrowed Payment in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

     3.2 ACKNOWLEDGEMENT OF MR. TEBBE AND MR. TAKATA; DISPUTES. Mr. Tebbe and Mr. Takata, on behalf of the Founding Stockholders, acknowledge that the only terms and conditions upon which the Escrowed Payment is to be released are set forth in Sections 3 and 4 of this Agreement. Mr. Tebbe and Mr. Takata, on behalf of the Founding Stockholders, reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment. Any dispute with respect to the release of the Escrowed Payment shall be resolved pursuant to Section 4.2 or by agreement between Mr. Tebbe, Mr. Takata, on behalf of the Founding Stockholders, and the Escrow Agent.

                                      ARTICLE IV

                             CONCERNING THE ESCROW AGENT

     4.1 DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

          (a) Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether the Founding Stockholders or Mr. Tebbe is entitled to receipt of the Escrowed Payment or any portion thereof pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by the Escrow Agent hereunder any greater degree of care than given to the Escrow Agent's own similar property; and (vi) may consult counsel satisfactory to the Escrow Agent (and the Escrow Agent may serve as its own counsel), the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

          (b) Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of its partners, employees, agents and representatives for any action taken or omitted to be taken by it or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on its part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Founding Stockholders and Mr. Tebbe under this Agreement and to no other person.

          (c) Zeron hereby agrees to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder.

          (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe. Prior to the effective date of the resignation as specified in such notice, Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Escrowed Payment to a substitute Escrow Agent selected by Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe. If no successor Escrow Agent is named by Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Escrowed Payment with the clerk of any such court.

          (e) The Escrow Agent does not have and will not have any interest in the Escrow Deposit, but is serving only as escrow holder, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

          (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

          (g) The Escrow Agent shall be permitted to act as counsel for Mr. Tebbe in any dispute as to the disbursement of the Escrowed Payment, in any other dispute between Mr. Tebbe, on the one hand, and any of the Founding Stockholders or Zeron, on the other hand, whether the Escrow Agent is then holding the Escrow Deposit or any of its components and continues to act as the Escrow Agent hereunder, and the Escrow Agent shall be permitted, in any event, to be retained to and/or continue to represent Mr. Tebbe and any of his affiliates with respect to any matter.

          (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2 DISPUTE RESOLUTION: JUDGMENTS. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

          (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Deposit, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to
(i) refrain from taking any action other than

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

to continue to hold the Escrow Deposit pending receipt of a Joint Instruction from Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe, or (ii) deposit the Escrow Deposit with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrow Deposit. The Escrow Agent shall have the right to retain counsel or act as its own counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to any Founding Stockholder or Mr. Tebbe or to any other person, firm, corporation or entity by reason of such compliance.

                                      ARTICLE V

                                   GENERAL MATTERS

     5.1 TERMINATION. This escrow shall terminate upon the release of the Escrow Deposit or at any time upon the agreement in writing of Mr. Takata, on behalf of the Founding Stockholders, and Mr. Tebbe.

     5.2 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier):

          (a)  If to Mr. Tebbe, to:

               Mr. Gerold Tebbe
               c/o Loeb & Loeb LLP
               345 Park Avenue
               New York, New York 10154-0037
               Attention:  David S. Schaefer, Esq.
               (212) 407-4990 (telecopier)
               (212) 407-4000 (telephone)

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

          (b)  If to Zeron, to:

               Zeron Acquisitions II, Inc.
               c/o Loeb & Loeb LLP
               345 Park Avenue
               New York, New York  10154-0037
               Attn:  David S. Schaefer, Esq.
               (212) 407-4990 (telecopier)
               (212) 407-4000 (telephone)

          (c)  If to any of the Founding Stockholders, to:

               Mr. Gary Takata
               370 Lexington Avenue
               Suite 1808
               New York, New York  10017
               (212) 661-1617 (telecopier)
               (212) 687-4230 (telephone)

          with a copy to:

               Edward M. Grushko, Esq.
               Grushko & Mittman
               277 Broadway, Suite 801
               New York, New York  10007
               (212) 227-5865 (telecopier)
               (212) 766-4655 (telephone)


          (d)  If to the Escrow Agent, to:

               Loeb & Loeb LLP
               345 Park Avenue
               New York, New York 10154
               Attention:  David S. Schaefer, Esq.
               (212) 407-4990 (telecopier)
               (212) 407-4000 (telephone)

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3 INTEREST. The Escrowed Payment shall be held in an interest-bearing account, and all interest accruing on the Escrowed Payment shall be for the account of and shall be payable to Mr. Tebbe on or after October 10, 1998.

     5.4 ASSIGNMENT; BINDING AGREEMENT. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.5 INVALIDITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.6 AGREEMENT. Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.


                              /s/ Gerold Tebbe
                              --------------------------------
                              GEROLD TEBBE


                              FOUNDING STOCKHOLDERS,
                              by Mr. Gary Takata,
                              as their designated representative


                              /s/ Gary Takata
                              --------------------------------
                              GARY TAKATA


                              LOEB & LOEB LLP, as Escrow Agent


                              /s/ David S. Schaefer
                              --------------------------------
                              A Partner

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